Exhibit I

EXECUTION COPY

TERMS AGREEMENT

October 26, 2011

To:	The Underwriters identified herein

Ladies and Gentlemen:

The undersigned selling security holder, Banco Nacional de Panamá (the “Seller”), acting not in its individual capacity but solely as trustee of the Fondo Fiduciario para el Desarrollo (the “Fund”), a trust fund formed and existing under the laws of the Republic of Panama (the “Republic” or “Panama”), agrees to sell to the Underwriters named in this Terms Agreement, on and subject to the terms and conditions of the Underwriting Agreement (the “Underwriting Agreement”) attached hereto as Schedule C in connection with the sale of the following Offered Securities on the following terms:

Title:	7.125% Global Bonds due 2026 (the “Offered Securities”).

Principal Amount of Offered Securities:	Provided in Schedule A attached hereto.

Interest:	7.125% per annum, payable semi-annually on January 29 and July 29 of each year to holders of record on the preceding January 14 or July 14, as the case may be. The next interest payment date will be on January 29, 2012.

Maturity:	January 29, 2026.

Optional Redemption:	The Offered Securities are not redeemable prior to maturity.

Sinking Fund:	None.

Listing:	The Offered Securities are listed on the Luxembourg Stock Exchange and trade on the Euro MTF Market.

Delayed Delivery Contracts:	None.

Closing Date	October 28, 2011 (or such other time not later than seven full business days after this time as the Seller and the Representatives may agree).

Delivery of Closing Documents:	9:00 a.m., New York time, on October 28, 2011 (or such other time not later than seven full business days after this time as the Seller and the Representatives may agree) at the offices of Arnold & Porter LLP, 399 Park Avenue, New York, New York or such other location as may otherwise be agreed by the Sellers and the Representatives. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds.

Settlement:	Initial settlement will take place through a clearing system to be specified by the Underwriters to the Seller at least 24 hours prior to the Closing Date.

Standard & Poor’s Ratings Group rating:	[deleted]

Moody’s Investors Service, Inc. rating:	[deleted]

Fitch Ratings, Inc. rating:	[deleted]

Fiscal Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.)

Fiscal Agency Agreement:	Dated September 26, 1997 between the Fiscal Agent referred to above and the Republic of Panama, as amended by Amendment No. 1 thereto, dated as of September 4, 2003.

Representatives:	All references in the Underwriting Agreement to the Representatives, as defined therein, shall be understood to refer to Morgan Stanley & Co. Incorporated.

Names and Addresses of the Underwriters:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

Delivery:	Delivery of the Offered Securities to the Underwriters for the purposes of Section 4 of the Underwriting Agreement shall be made to Morgan Stanley & Co. Incorporated in the amount set forth in Schedule A hereto.

Underwriting Compensation	The Underwriters’ compensation (if any) will result from the difference between the purchase price and resale price of the Offered Securities in the aggregate and may not be determined at the Closing Date.

Purchase Price to Underwriter	126.35% or $113,083,250, plus accrued interest of $1,576,505.21

Use of Proceeds	The Seller will transfer to the National Treasury of the Republic the portion of the sale proceeds representing the capital gains realized from the sale of the Offered Securities, but the Republic will not receive any other proceeds from such sale. The Seller will use the remaining sale proceeds primarily for reinvestment in permitted securities in accordance with the Fund’s investment guidelines. Among the potential investments of the Fund are debt securities issued by Panama, including the Offered Securities, which may be acquired from time to time in the secondary market. Investment decisions will be made in accordance with market conditions prevailing from time to time.

Additional Representations and Warranties of the Republic:	(1) For the purposes of this Agreement, the “Time of Sale” means 4:39 p.m. New York City time on October 26, 2011. The basic prospectus relating to the Offered Securities contained in the Republic’s registration statement under Schedule B of the Securities Act of 1933 (No. 333-163050) (including all materials incorporated by reference therein and all exhibits thereto) as amended at the time of this Terms Agreement (the “Registration Statement”) in the form in which it has most recently been filed with the Securities and Exchange Commission (the “Commission”) on or prior to the date hereof, is hereinafter called the “Basic Prospectus”. The Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale, is hereinafter called the “Pricing Prospectus”, and the form of final prospectus relating to the Offered Securities filed with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act of 1933 is hereinafter referred to as the “Prospectus.” The Pricing Prospectus relating to the Offered Securities, considered together with each “issuer free writing prospectus,” if any, as defined in Rule 433 under the Act relating to the Offered Securities (“Issuer Free Writing Prospectus”) listed in Schedule B hereto, as of the Time of Sale of the Offered Securities (collectively, the “Time of Sale Information”), does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, with respect to the Offered Securities listed in Schedule B hereto did not or will not conflict with the information contained in the Registration Statement; provided, however, that the representations and warranties in this paragraph (1) shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with information furnished in writing to the Republic by any Underwriter through the Representatives expressly for use therein. All definitions used in this paragraph will be deemed to control should they conflict with any similar definitions appearing in the Underwriting Agreement.

(2) (i) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto) that the Republic or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date hereof, the Republic was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Republic be considered an “ineligible issuer”.

(3) The Republic will receive no proceeds from the sale of the Offered Securities by the Seller.

Additional Representations, Warranties and Covenants of the Underwriters:	Each Underwriter agrees that, with respect to those jurisdictions where Directive 2003/71/EC (the “Prospectus Directive”) applies, such Underwriter shall implement its agreement in the first sentence of Section 7(a) of the Underwriting Agreement by complying with either the Prospectus Directive or an applicable exemption.

Free Writing Prospectuses:	(1) The Republic represents and agrees that it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without your prior written consent and that Schedule B hereto is a complete list of any Issuer Free Writing Prospectuses, if any, for which the Republic has hitherto received such consent.

(2) The Republic has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(3) The Republic agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement or the Prospectus or (ii) when taken together with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Republic will give the Underwriters, or cause the Underwriters to be given, prompt notice thereof, and if the Underwriters so request, will cause to be prepared and furnished without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters expressly for use therein.

Additional Conditions to the Obligations of the Underwriters:	(1) The letters from U.S. counsel to the Underwriters and Panama counsel to the Underwriters, required by Section 8(c) and Section 8(d), respectively, of the Underwriting Agreement, shall contain a statement to the effect that no information has come to such counsel’s attention that causes it to believe that the Time of Sale

Information, as of the Time of Sale and the Closing Date, contained or contains an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2) The letter from Panamanian counsel to the Republic and Seller required by Section 8(e) of the Underwriting Agreement shall contain a statement to the effect that no information has come to such counsel’s attention that causes it to believe that the Time of Sale Information, as of the Time of Sale and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) The letter from U.S. counsel for the Republic and Seller, required by Section 8(f) of the Underwriting Agreement, shall contain a statement to the effect that no information has come to such counsel’s attention that causes it to believe that the Time of Sale Information, as of the Time of Sale and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) The certificate required by Section 8(i) of the Underwriting Agreement shall contain a statement to the effect that as of the Time of Sale and the Closing Date, the Time of Sale Information and any further amendment or supplement thereto made by the Republic did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Time of Sale Information or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by the Underwriters expressly for use in the Time of Sale Information or any amendment or supplement thereto.

The principal amount of the Offered Securities to be purchased by each Underwriter is set forth in Schedule A hereto.

The provisions of the Underwriting Agreement, as herein amended and modified, are incorporated herein by reference.

In addition, the Republic and the Seller hereby acknowledge and agree that (i) the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Republic and the Seller in connection with the purchase and sale of the Offered Securities, including the determination of the offering price, and not as financial advisors or fiduciaries to, or agents of, the Republic, the Seller or any other person, (ii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic or the Seller with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Republic or the Seller on other matters) or any other obligation to the Republic or the Seller except the obligations expressly set forth in this Terms Agreement and the Underwriting Agreement and (iii) the Republic and the Seller have consulted their own legal and financial advisors to the extent deemed appropriate and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated herein, in each case. The Republic and the Seller agree that neither will claim that the Underwriters have rendered advisory services of any nature or in any respect, or owe a fiduciary or similar duty to the Republic or the Seller, in connection with such transaction or the process leading thereto.

Reference to the “Prospectus”, or to any amendment thereof or supplement thereto, in Section 9 of the Underwriting Agreement shall also be deemed to refer to the Time of Sale Information and any Issuer Free Writing Prospectus.

For purposes of Section 9 of the Underwriting Agreement, the only information furnished to the Republic by the Underwriters for use in the Prospectus shall consist of such information as both the Seller and the Underwriters have agreed to for this purpose in a separate letter executed by and between the Seller and the Underwriters and dated as of the Closing Date.

Signature Page follows

If the foregoing is in accordance with your understanding of our Agreement, kindly sign and return to the Seller and the Republic one of the counterparts hereof, whereupon it will become a binding Agreement between the Seller, the Republic and the Underwriter in accordance with its terms.

Very truly yours,

FONDO FIDUCIARIO PARA EL DESARROLLO		REFRENDO: CONTRALORÍA GENERAL DE LA REPÚBLICA DE PANAMÁ

By: Banco Nacional de Panamá, acting in its capacity as trustee		By:	/s/ Gioconda De Bianchi
By:	/s/ Dario Berbey		Name: Gioconda De Bianchi Title: Comptroller General of the Republic
Name: Dario Berbey
Title: General Manager of the National Bank of Panama

REPUBLIC OF PANAMA

By:	/s/ Frank De Lima
Name: Frank De Lima
Title: Minister of Economy and Finance

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By:
Name: Yurij Slyz
Title: Executive Director

If the foregoing is in accordance with your understanding of our Agreement, kindly sign and return to the Seller and the Republic one of the counterparts hereof, whereupon it will become a binding Agreement between the Seller, the Republic and the Underwriter in accordance with its terms.

Very truly yours,

FONDO FIDUCIARIO PARA EL DESARROLLO	REFRENDO: CONTRALORÍA GENERAL DE LA
REPÚBLICA DE PANAMÁ

By: Banco Nacional de Panamá, acting in its capacity as trustee	By:
By:	Name: Gioconda De Bianchi Title: Comptroller General of the Republic
Name: Dario Berbey
Title: General Manager of the National Bank of Panama

REPUBLIC OF PANAMA

By:
Name: Frank De Lima
Title: Minister of Economy and Finance

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

SCHEDULE A TO THE

TERMSAGREEMENT

Offered Securities	Principal Amount of Offered Securities
7.125% Global Bonds due 2026	$89,500,000

SCHEDULE B TO THE

TERMS AGREEMENT

Issuer Free Writing Prospectuses

None.

SCHEDULE C TO THE

TERMS AGREEMENT

UNDERWRITING AGREEMENT

Dear Sirs:

1. Introductory. Banco Nacional de Panamá (the “Seller”), acting not in its individual capacity but solely as trustee of the Fondo Fiduciario para el Desarrollo (the “Fund”), a trust fund formed and existing under the laws of the Republic of Panama (the “Republic” or “Panama”), proposes to sell certain unsecured debt securities of the Republic that the Seller owns, which have been registered for resale by the Seller under the registration statement referred to in Section 2(a) (“Registered Securities”). The Republic will not issue or sell any Registered Securities pursuant to the terms of this Underwriting Agreement. The Registered Securities were issued under a fiscal agency agreement (the “Fiscal Agency Agreement”), dated as of September 26, 1997 between the Republic and the fiscal agent (the “Fiscal Agent”), The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as amended by Amendment No. 1 thereto, dated as of September 4, 2003. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 4.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”. The firm or firms which agree to act on behalf of the Seller in connection with the sale of the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 4 are hereinafter referred to as the “Representatives”; provided, however, that, if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 9 and 15) shall mean the Underwriters”.

2. Representations and Warranties of the Republic. The Republic, as of the date of each Terms Agreement referred to in Section 4, represents and warrants to, and agrees with, each Underwriter that:

(a) The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (“Commission”) registration statement(s) on Schedule B relating to the Registered Securities; such registration statement(s) (including all materials incorporated by reference therein and all exhibits thereto), as amended at the time of any Terms Agreement referred to in Section 4, are hereinafter collectively referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”; no other document with respect to such registration statements as amended, or document incorporated by reference therein, has been filed with the Commission after the date hereof (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(b) On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 4, the Registration Statement, the Pricing Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus when they become effective or are filed with the Commission will conform, in all material respects, to the requirements of the Act and the Rules and Regulations thereunder, and none of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Republic by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described in the applicable Terms Agreement.

(c) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information (as defined in the Terms Agreement), there has not been any material adverse change, or any event that would result in a prospective material adverse change, in the financial, economic or fiscal condition of the Republic and the Seller, otherwise than as set forth in or contemplated in the Prospectus and the Time of Sale Information.

(d) The execution and delivery of the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts (as such Delayed Delivery Contracts are listed in the Terms Agreement) and all other documents to be executed or delivered by the Republic hereunder have been duly authorized and have been or will be duly executed and delivered by the Republic, and the Terms Agreement and any Delayed Delivery Contracts constitute the valid and binding agreements of the Republic.

(e) The Offered Securities have been duly authorized, executed, and delivered and constitute valid and legally binding obligations of the Republic entitled to the benefits provided by the Fiscal Agency Agreement;

(f) The Fiscal Agency Agreement has been duly authorized, executed and delivered and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Offered Securities) and the Offered Securities conform to the descriptions thereof contained in the Prospectus with respect to the Offered Securities; and the statements made under the captions “Debt Securities” in the Basic Prospectus and “Description of the Global Bonds” in the Prospectus, insofar as they purport to summarize the terms of the Offered Securities, constitute accurate, complete and fair summaries of such terms.

(g) All consents, approvals, authorizations, orders, registrations, clearances or qualifications (“Governmental Authorizations”) of or with any court, ministry or governmental agency or other regulatory body (“Governmental Agency”) in the Republic required for the sale of the Offered Securities by the Seller or the consummation by the Republic and the Seller of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities, including without limitation the payment of interest and principal and any premium to the holders of the Offered Securities outside the Republic in accordance with the terms thereof, have been obtained and are in full force and effect; and the sale of the Offered Securities by the Seller and the consummation by the Republic and the Seller of the transactions contemplated by the Terms Agreement (including this Agreement), any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities will be in compliance with all laws, decrees and regulations of the Republic or of any Governmental Agency in the Republic including, without limitation, (i) any applicable public net debt to nominal Gross Domestic Product (“GDP”) targets, (ii) the non-financial public sector deficit to nominal GDP target applicable to the fiscal year in which the Offered Securities are offered and purchased, (iii) other applicable provisions of the Fiscal Responsibility Law N° 34 dated June 5, 2008, as amended, and its regulations promulgated thereunder to this date and (iv) Law N° 20 dated May 15, 1995 as amended, and its regulations, including but not limited to Executive Decree No. 40, dated March 27, 2001, promulgated thereunder to this date, whereby the Fund was created and (v) Law Decree N° 4 of January 18, 2006 concerning Banco Nacional de Panamá.

(h) The Offered Securities are direct, unconditional, unsecured and general obligations of the Republic. The full faith and credit of the Republic has been pledged for the due and punctual payment of amounts due in respect of the Offered Securities; the Offered Securities will rank pari passu in right of payment with all other indebtedness issued in accordance with the Fiscal Agency Agreement and with all other unsecured and unsubordinated Indebtedness of the Republic. For purposes of this paragraph, “Indebtedness” means any payment obligation of the Republic (whether pursuant to a guarantee or otherwise), including any contingent liability, for borrowed money or arising from bonds, debentures, notes or similar instruments.

(i) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which the Republic is a party which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or the Republic’s or the Seller’s ability to perform their obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which are otherwise material to the rights of holders of the Offered Securities; and, to the best of the Republic’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or the Republic’s or the Seller’s ability to perform their obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which are otherwise material to the rights of holders of the Offered Securities.

(j) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Republic is not in default in the payment of principal and any premium or interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and the Republic has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of the Republic or the Republic’s or the Seller’s ability to perform their obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which is otherwise material to the rights of the holders of the Offered Securities; and the sale of the Offered Securities by the Seller and the compliance by the Republic and the Seller with all of the provisions of the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement and the Offered Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of the Republic, as amended to the date of the Terms Agreement, any statutes, laws, decrees or regulations of the Republic or any treaty, convention or agreement to which the Republic is a party or to which any property of the Republic is subject and which default, in each case, individually or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of the Republic or the Republic’s or the Seller’s ability to perform their obligations under the Terms Agreement, any Delayed Delivery

Contracts, the Fiscal Agency Agreement or the Offered Securities or which is otherwise material to the rights of the holders of the Offered Securities.

(k) To ensure the legality, validity, enforceability, priority or admissibility in evidence in the Republic of the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement, the Offered Securities or any other document or instrument related to the offer and sale of the Offered Securities, it is not necessary that the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement, the Offered Securities or any other documents or instruments be registered, recorded or filed with any court or other authority in the Republic (other than the translation thereof into Spanish which must be provided in case any of said documents are submitted as evidence before any Panamanian court or government agency) or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Terms Agreement, the Fiscal Agency Agreement, the Offered Securities or any document or instrument related to the offer and sale of the Offered Securities.

(l) There is no tax, levy, deduction, charge or withholding imposed by the Republic or any political subdivision thereof either (i) on or by virtue of the execution, delivery or enforcement of the Terms Agreement, the Fiscal Agency Agreement, any Delayed Delivery Contracts or the Offered Securities or (ii) on any payment to be made by the Republic hereunder or under the Offered Securities.

(m) Neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the offer and sale of the Offered Securities; provided, however, that no representation or warranty is given by the Republic with respect to any actions of the Underwriters.

(n) The Terms Agreement, any Delayed Delivery Contract, the Fiscal Agency Agreement and the Offered Securities are in proper legal form under the laws of the Republic for the enforcement thereof against the Republic under the laws of the Republic.

(o) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic or any political subdivision or taxing authority thereof or therein in connection with (i) the sale by the Seller and delivery by the Seller to or for the respective accounts of the Underwriters, as Underwriters for the Seller, of the Offered Securities sold by the Seller pursuant to the Terms Agreement or any Delayed Delivery Contract or (ii) the delivery outside the Republic by the Underwriters of the Offered Securities pursuant to the offer and sale of the Offered Securities by the Seller to the initial purchasers thereof.

(p) The Republic is not aware that any of Standard & Poor’s Ratings

Service (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings, Inc. (“Fitch”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and the Republic has not been informed by any of Standard & Poor’s, Moody’s or Fitch that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities.

(q) The statements with respect to matters of Panamanian law set forth in the Prospectus and the Time of Sale Information are correct in all material respects.

(r) The Republic will make such arrangements as shall be reasonably necessary to permit settlement to occur in the manner described in the Prospectus and the Time of Sale Information.

(s) The Republic shall make generally available to its securityholders as soon as practicable, a statement in the English language of the revenues and expenditures of the Republic covering the first full fiscal year of the Republic commencing after the date of the Terms Agreement which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

3. Representations and Warranties of the Seller and the Republic. The Seller and the Republic, as of the date of each Terms Agreement referred to in Section 4, represent and warrant to, and agree with, each Underwriter that:

(a) The Fund was created pursuant to Law N° 20 dated May 15, 1995 of the Republic and is duly and validly existing as of the date hereof. The Seller has full right, power and authority to sell, assign, transfer and deliver the Offered Securities, and the offer and sale of the Offered Securities in the manner contemplated by the Terms Agreement and this Agreement has been duly and validly authorized by all necessary action of the Seller in accordance with regulations including, but not limited to, Executive Decree No. 40, dated March 27, 2001;

(b) Banco Nacional de Panamá is a government agency constituted under the laws of the Republic, is duly and validly existing and has all requisite power and authority under the laws of the Republic to act as trustee of the Seller and to enter into and perform its obligations under the Terms Agreement, this Agreement, any Delayed Delivery Contracts and all other documents to be executed and delivered by the Seller.

(c) Banco Nacional de Panamá, as trustee, has taken all actions necessary to approve the execution and delivery of the Terms Agreement and this Agreement on behalf of the Seller and to perform the obligations therein on behalf of the Seller. The Terms Agreement and this Agreement have been duly authorized, executed and delivered by the Seller;

(d) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Seller of this Agreement, and for the sale and delivery of the Offered Securities to be sold by the Seller hereunder, have been obtained; and the Seller has full right, power and authority to enter into the Terms Agreement and this Agreement;

(e) The sale of the Offered Securities hereunder and the compliance by the Seller with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will such action result in any violation of the provisions of Law N° 20 dated May 15, 1995, as amended, and its regulations promulgated thereunder, whereby the Fund was created, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or the property of the Seller;

(f) The Seller has, and immediately prior to each time of delivery of the Offered Securities by the Seller will have, good and valid title to the Offered Securities to be sold under the Terms Agreement and this Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Offered Securities and payment therefor pursuant to the Terms Agreement and this Agreement, good and valid title to such Offered Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the purchasers of the Offered Securities;

(g) The Seller has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Republic to facilitate the sale or resale of the Offered Securities;

(h) To the extent that any statements or omissions made in the Registration Statement, any Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Republic by the Seller expressly for use therein, such Pricing Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Seller will deliver to you prior to or at the time of delivery of the Offered Securities a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(j) The Seller will use the proceeds from the Offered Securities as described in the Terms Agreement.

4. Offering of Offered Securities and Settlement. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement with the Republic and the Seller (the “Terms Agreement”) at the time the Seller determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will set forth various other terms about the offering. For purposes of this Section 4 and Section 5, any Representative or Representatives, as the case may be, or, if no Representatives are named in the Terms Agreement, the first Underwriter named in the Terms Agreement shall be the Lead Underwriter.

Settlement of the sale of the Offered Securities shall take place on the Closing Date (as defined in the Terms Agreement) through a clearing system to be specified by the Underwriters to the Seller at least 24 hours prior to the Closing Date. Settlement shall occur as soon as practicable following the opening of business of the specified clearing system on the Closing Date. Payment for the Offered Securities shall be made to the Seller by the Underwriters in same-day funds by wire transfer to an account in New York previously designated to the Lead Underwriter by the Republic or Seller at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Seller against the delivery of the Offered Securities by the Seller to the Underwriters.

5. Certain Agreements of the Republic. The Republic agrees with the several Underwriters that, in connection with the offer and sale of the Offered Securities by the Seller:

(a) The Republic will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, which consent may not be unreasonably withheld, subparagraph (5) or (7)) not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement.

(b) The Republic will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus and will not effect such amendment or supplementation without the Lead Underwriter’s consent, which consent may not be unreasonably withheld, and the Republic will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, any free writing prospectus (as defined in Rule 405 under the Act) and the Prospectus and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Republic promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter’s consent to, nor an Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.

(d) The Republic will furnish to the Representatives and their counsel copies of the Registration Statement, including all exhibits, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus (as defined in the Terms Agreement) and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests.

(e) The Republic will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualification in effect so long as required for the distribution thereof; provided, however, that in connection therewith, the Republic shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(f) Unless otherwise specified in the Terms Agreement, the Underwriters will be responsible for their own out-of-pocket and travel expenses, their counsels’ fees and expenses and will seek no reimbursement for these costs. The Republic and the Seller will be responsible for their own out-of-pocket and travel expenses including any expenses associated with investor meetings, their counsels’ fees and expenses, the costs of printing and distributing the offering documents (including the Registration Statement, Prospectus, any prospectus supplement or supplements and Issuer Free Writing Prospectuses, if any), costs of the fiscal agent and any listing agents for the Offered Securities, the cost of any filing and regulatory fees, IDEAL system expenses and other expenses associated with the offering.

(g) Until completion of the distribution of all of the Offered Securities, the Republic will provide the Underwriters with the opportunity to conduct due diligence with respect to all matters occurring subsequent to the Closing Date that may materially impact an investor’s decision to invest in the Offered Securities; the Republic agrees to offer the Underwriters such opportunity each time the Prospectus or the Registration Statement is amended or supplemented in accordance with paragraph 5(c) of this Underwriting Agreement but in any event no less frequently than every other calendar month and otherwise at the reasonable request of the Underwriters in connection with their proposed resale of Offered Securities.

6. Certain Agreements of the Republic and the Seller. The Republic and the Seller agree with the several Underwriters that, in connection with the offer and sale of the Offered Securities by the Seller:

(a) The Republic and the Seller will jointly and severally indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of the Terms Agreement (including the provisions of this Agreement). All payments to be made by the Republic and the Seller hereunder or thereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Republic or Seller, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Republic or Seller, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(b) Except as agreed in the Terms Agreement, the Republic[, or any agency or enterprise controlled by the Republic,] and the Seller will not, without the prior written consent of the Underwriters, during the period beginning on the date of the filing of the Pricing Prospectus and continuing to, and including, the date that is fifteen (15) days after the Closing Date, offer, sell, contract to sell or otherwise dispose of any of the Republic’s 7.125% Global Bonds due 2026.

7. General Selling and Other Restrictions.

(a) Each Underwriter severally represents to and agrees with the Republic and the Seller that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Offered Securities or distribute the Prospectus, any preliminary prospectus or any other material relating to the Offered Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Republic except as contained in this Agreement. In addition, each Underwriter severally agrees with the Republic and the Seller to comply with such additional or substitute restrictions on offers and sales of the Offered Securities as may be set forth in the Terms Agreement and to cause each member of the selling group to agree to comply with the restrictions on offers and sales of the Offered Securities set forth in this Section 7 and, if applicable, the Terms Agreement.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Republic and the Seller herein on and as of the date of the Terms Agreement and the Closing Date, to the accuracy of the statements of the Republic, the Seller and their officers, as applicable, made pursuant to the provisions hereof, to the performance by the Republic and the Seller of their obligations, as applicable, hereunder and to the following additional conditions precedent:

(a) All representations and warranties and other statements of the Republic and the Seller contained in the Terms Agreement (including the provisions of this Agreement) were at the applicable Time of Sale, are now, and at all times from the date of the Terms Agreement to the Closing Date will be, true and correct in all material respects (except for those representations, warranties and statements which are by their terms subject to materiality, in which case such representations, warranties or statements shall be true and correct in accordance with their terms).

(b) The Prospectus as amended or supplemented with respect to the Offered Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(c) On the Closing Date, your United States counsel shall have furnished to you such written opinion or opinions, dated the Closing Date, as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion or opinions, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely as to all matters of Panamanian law upon the opinions referred to in paragraphs (d) and (e) of this Section 8.

(d) On the Closing Date, your Panamanian counsel shall have furnished to you such written opinion or opinions, dated the Closing Date, as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion or opinions, such counsel may state that their opinion is limited to matters of Panamanian law and may rely as to all matters of United States Federal and New York law upon the opinions referred to in paragraph (c) and (f) of this Section 8.

(e) On the Closing Date, the Panamanian counsel to the Republic and the Seller shall have furnished to you his or her written opinion, dated the date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex I attached hereto. In rendering such opinion, such counsel may state that his or her opinion is limited to matters of Panamanian law and may rely as to all matters of United States Federal and New York law upon the opinion referred to in paragraph (f) of this Section 8.

(f) On the Closing Date, United States counsel for the Republic and the Seller shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, addressing the matters set forth in Annex II attached hereto. In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely as to all matters of Panamanian law upon the opinion referred to in paragraph (e) of this Section 8.

(g) The Republic and the Seller shall have furnished to you a certificate in English, dated the Closing Date, of the Minister or Vice Minister of Economy and Finance, in which such official shall state that, to the best of his or her knowledge after reasonable investigation: (i) the representations and warranties of the Republic in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the Closing Date (other than such representations and warranties which are made as of a specified date other than the date of the Terms Agreement, the Time of Sale or the Closing Date), (ii) the Republic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (iii) no proceeding has been initiated, or to the best of his or her knowledge threatened, to restrain or enjoin the sale or delivery of the Offered Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Offered Securities are being sold or to question the validity of the Offered Securities and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in relevant part.

(h) Subsequent to the execution and delivery of the Terms Agreement and on or prior to the Closing Date there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on any of the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange; (B) trading of any securities of or guaranteed by the Republic shall have been formally suspended or limited on any international exchange; (C) a general moratorium on commercial banking activities in New York, London or the Republic declared by either United States or New York State authorities or authorities of London or the Republic, respectively; (D) the outbreak or escalation of hostilities involving the United States or the Republic or the declaration by the United States or the Republic of a national emergency or war; (E) the filing of any action or institution of any proceeding by any person or entity against the Republic or any of its property if the effect of any such event specified in clauses (A), (B), (C), (D) or (E) in your judgment makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus (as amended or supplemented); or (F) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the Republic or elsewhere which in your sole judgment would materially and adversely affect the international financial markets or the market for the Offered Securities.

(i) The Minister or Vice Minister of Economy and Finance shall have furnished to you a certificate in English, dated the Closing Date, in the form of Annex III to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by the Republic did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; that, as of its date, the Prospectus and any further amendment or supplement thereto made by the Republic did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that all statistical information in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of the Republic; and that, as of the date of such certificate, neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by the Republic contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by any Underwriter through the Representatives, if any, expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

(j) No stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(k) The U.S. dollar-denominated long-term external debt of the Republic, including the Offered Securities, will be rated at least the ratings indicated in the Terms Agreement by the rating agencies, if any, listed in the Terms Agreement and there shall not have been any public announcement by any

“nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Securities Exchange Act of 1934 ) that any such organization has under surveillance or review its rating of any debt securities of the Republic (other than the announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(l) The Republic and Seller shall have furnished to you on the Closing Date such further information, certificates and documents as you may reasonably request.

9. Indemnification and Contribution.

(a) The Republic and the Seller will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Republic and the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Republic or the Seller by any Underwriter through the Representatives, if any, specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, not later than two business days following completion of the sale of such Offered Securities to such person, a copy of the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Act) if the Republic had previously furnished copies of the Prospectus to such Underwriters.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Republic and the Seller against any losses, claims, damages or liabilities to which the Republic or the Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Republic or the Seller by or on behalf of such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Republic in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party in writing will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Republic and the Seller on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Republic and the Seller on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The Republic, the Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection. The relative benefits received by the Republic and the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses for which the Republic and the Seller are responsible under the relevant Terms Agreement) received by the Republic and the Seller bear to the total compensation received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic and the Seller or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Republic and the Seller under this Section shall be in addition to any liability which the Republic and the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each officer, employee or agent of any Underwriter; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each official of the Republic who has signed the Registration Statement.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Republic or its officials, the Seller and its representatives and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Republic, the Seller or any of their respective representatives, officers, officials or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Republic and the Seller shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 (as it may be modified by the applicable Terms Agreement). Except as agreed in the Terms Agreement, if the purchase of the Offered Securities by the purchasers is not consummated for any reason other than the occurrence of any event specified in clause (A), (B) or (C) of Section 8(h), the Republic will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Republic in writing for the purpose of communications hereunder or, if sent to the Republic or the Seller, will be mailed, delivered or telegraphed and confirmed to it at the Republic of Panama, Director of Public Credit, Dirección de Crédito Público, Ministerio de Economía y Finanzas, Via España y Calle 52, Edificio Ogawa, Panama 3, Panama (507) 223-1405 (facsimile).

12. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Republic and the Seller and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Jurisdiction; Service of Process; Etc.

(a) The Republic and the Seller irrevocably submit to the non-exclusive jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York and any court in the Republic, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to the Terms Agreement or this Agreement (a “Related Proceeding”) and hereby irrevocably agree that all claims in respect of any Related

Proceeding may be heard and determined in such state or Federal court in the Borough of Manhattan, The City of New York or such court in the Republic as the person bringing such Related Proceeding may elect in its sole discretion (the “Specified Courts”). The Republic and the Seller also agree that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all courts other than Specified Courts being herein called “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. The Republic and the Seller hereby irrevocably submit to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The agreement made by the Republic and the Seller with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Republic or the Seller with respect to proceedings unrelated to the Terms Agreement or this Agreement. The Republic and the Seller hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding and any objection to any Related Proceeding whether on the grounds of venue, residence or domicile.

(b) The Republic and the Seller hereby appoint and agree to maintain the person for the time being and from time to time acting as or discharging the function of Consul General of the Republic in The City of New York with an office on the date hereof at 1212 Avenue of the Americas, 10th floor, New York, New York 10036, United States, as its agent (the “Authorized Agent”) to receive on behalf of the Republic, the Seller and their property service of copies of the summons and complaint and any other process which may be served in any Related Proceeding in such state or Federal court in the Borough of Manhattan, The City of New York. The Republic and the Seller each hereby agrees that such service may be made by registered mail or by delivering by hand a copy of such process to the Republic and the Seller in care of the Authorized Agent at the address specified above for the Authorized Agent (and the Republic and the Seller hereby agree that such service will be effective upon the mailing or delivery by hand of such process to the office of the Authorized Agent), and the Republic and the Seller hereby authorize and direct the Authorized Agent to accept on its behalf such service. The Republic and the Seller each hereby agrees that failure of the Authorized Agent to give notice to the Republic or the Seller, or failure of the Republic or the Seller to receive notice of such service of process, shall not affect in any way the validity of such service on the Authorized Agent, the Republic or the Seller. The Republic and the Seller each hereby irrevocably consents to the service of any and all process in any Related Proceeding by sending by registered mail copies of such process to the Republic at the Ministry of Planning and Economic Policy and the Republic and the Seller each hereby agrees that such service will be effective seven days after mailing thereof. The Republic and the Seller each hereby covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Authorized Agent in full force and effect, and to cause the Authorized Agent to continue to act as such. In addition, the Republic and the Seller each hereby agrees that no documents or agreements to which it is a party or to which it or its property is subject shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any suit, action or proceeding against any other party or its property in the courts of any other jurisdiction.

(c) To the extent that either the Republic or the Seller has or hereafter may acquire any immunity (sovereign or otherwise) from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property, the Republic and the Seller each hereby irrevocably agrees not to claim and will irrevocably waive such immunity in respect of any Related Proceeding, and, without limiting the generality of the foregoing, the Republic and the Seller each hereby agrees that such waivers shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the execution on or attachment of revenues, assets and property of the Republic or the Seller located in the Republic through the courts of the Republic, both prior to and post-judgment, shall be subject to the provisions of Articles 1047, 1048, 1650 (#14) and 1939 of the Judicial Code of the Republic of Panama.

(d) Notwithstanding the foregoing, neither the Republic nor the Seller consents to service of process or waives sovereign immunity with respect to actions brought against either of them under United States Federal securities laws or any securities laws of any state of the United States, and the Republic’s and Seller’s appointment of the Authorized Agent hereunder does not extend to such actions. In addition, the Republic and the Seller each agrees that neither of them will bring any suit, action or proceeding arising out of or related to the Terms Agreement or this Agreement against any Underwriter in the Republic and that any such suit, action or proceeding against any Underwriter shall be brought only in a state or Federal court in the Borough of Manhattan, The City of New York; provided that, if any Underwriter brings any suit, action or proceeding arising out of or related to the Terms Agreement or this Agreement against the Republic or the Seller in any court in the Republic (other than any proceeding solely to object to the exercise of jurisdiction by any such court), the foregoing agreement of the Republic and the Seller shall not extend to any counterclaim or other claims the Republic or the Seller may have against such Underwriter. The Underwriters irrevocably submit to the jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York in any such suit, action or proceeding.

14. English Documents. All documents to be delivered under or pursuant to any provision of the Terms Agreement (including the provisions of this Agreement) by the Republic or the Seller shall be in the English language or accompanied by a certified English translation but the English language version shall be the prevailing version in the event of inconsistency between the English language version and any other language version.

15. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Underwriters will be binding upon all the Underwriters.

16. Counterparts. The Terms Agreement (including the provisions of this Agreement) may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

17. APPLICABLE LAW. THE TERMS AGREEMENT AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE LAWS OF THE REPUBLIC OF PANAMA WILL GOVERN ALL MATTERS CONCERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT AND THE TERMS AGREEMENT BY AND ON BEHALF OF THE REPUBLIC AND THE SELLER.

Annex I

Capitalized terms used in this Annex I and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Annex I is appended.

OPINION OF PANAMANIAN COUNSEL TO THE REPUBLIC AND SELLER

(i) The Fund was created pursuant to Law N° 20 dated May 15, 1995 of Panama and is validly existing as a trust as of the date hereof.

(ii) The Seller has full power and authority to sell the Offered Securities and the offer and sale of the Offered Securities in the manner contemplated by the Terms Agreement and the Underwriting Agreement have been duly and validly authorized by all necessary action by the Seller.

(iii) Banco Nacional de Panamá is a government agency constituted under the laws of the Republic, is duly and validly existing and has all requisite power and authority under the laws of the Republic to act as trustee of the Fund and to enter into and perform its obligations under the Terms Agreement, the Underwriting Agreement, and all other documents to be executed and delivered by the Seller.

(iv) Banco Nacional de Panamá, as trustee, has taken all necessary actions to approve the execution and delivery of the Terms Agreement and the Underwriting Agreement as Seller and to perform the obligations therein on behalf of the Seller. The Terms Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by the Seller.

(v) The Terms Agreement (including the provisions of the Underwriting Agreement) has been duly authorized, executed and delivered by the Republic and the Seller and constitutes the valid and legally binding agreement of the Republic and the Seller.

(vi) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Republic and, assuming due authorization, execution and delivery thereof by the Fiscal Agent, constitutes the valid and legally binding obligation of the Republic enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vii) Neither the execution, delivery or performance of the Fiscal Agency Agreement by the Republic, the Terms Agreement (including the provisions of the Underwriting Agreement) by the Republic and Seller nor the Offered Securities, nor compliance with the terms and provisions thereof, including performance of each of the obligations contained therein and required thereby (A) to the best of such counsel’s knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Republic or Seller, as applicable, is a party, (B) will conflict with, violate or result in a breach of, the Constitution of the Republic as amended to the date hereof, or any statutes, laws, decrees or regulations of the Republic, (C) to the best of such counsel’s knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which the Republic is a party or constitute a default thereunder or (D) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of the Republic under any such treaty, convention, agreement or instrument, which, in the case of Clause (A), (B), (C) or (D) could have a material adverse effect on the financial, economic or fiscal condition of the Republic or affect the validity or enforceability of the Offered Securities.

(vii) The Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by and on behalf of the Republic, and the Registration Statement has been duly executed by and on behalf of the Republic; [                                    ] has been duly appointed the Authorized Representative of the Republic in connection with the Registration Statement; the information in the Registration Statement and the Prospectus as amended or supplemented stated on the authority of public officials of the Republic has been stated in their official capacities thereunto duly authorized by the Republic.

(ix) All Panamanian Governmental Authorizations of or with any Panamanian Government Agency required by the Republic for the execution and delivery of the Terms Agreement (including the provisions of the Underwriting Agreement) and the Fiscal Agency Agreement and for the execution, sale and delivery of the Offered Securities, and the consummation by the Republic and Seller, as applicable, of the transactions contemplated by the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement and the Offered Securities (which shall be specified in such opinion) have been obtained and are in full force and effect.

(x) Under the laws of the Republic, neither the Republic, the Seller nor any of its property has any immunity from the jurisdiction of any Panamanian court or from the execution of any judgment in the Republic or from enforcement therein of any judgment by any court or other tribunal on the grounds of sovereignty or otherwise, except that the execution on, or attachment of, revenues, assets and property of the Republic and the Seller located in the Republic through the courts of the Republic, both prior to and post-judgment, shall be subject to the provisions of Articles 1047, 1048, 1650 (#14) and 1939 of the Judicial Code of the Republic of Panama.

(xi) (A) The agreement of the Republic and the parties thereto that the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement and the Offered Securities and the agreement of the Seller and the parties thereto that the Terms Agreement (including the provisions of the Underwriting Agreement), shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America would be recognized and effective in the courts of the Republic in any action or proceeding involving the Republic or Seller, as applicable, arising out of or relating to the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement or the Offered Securities. (B) (i) The submission of the Republic and Seller, as applicable, pursuant to Section 13 of the Underwriting Agreement, Section 14 of the Fiscal Agency Agreement and Paragraph 13 of the Offered Securities to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York, New York and any court sitting in the Republic for the purposes set forth in such Sections and Paragraph and the appointment of the Authorized Agent (as defined in the Underwriting Agreement, in the Fiscal Agency Agreement and in the Offered Securities) as its authorized agent for the purposes described in Section 13 of the Underwriting Agreement, in Section 14 of the Fiscal Agency Agreement and in Paragraph 13 of the Offered Securities are each valid and legally binding on the Republic and the Seller, as applicable. (C) Service of process effected in the manner set forth in Section 13 of the Underwriting Agreement, in Section 14 of the Fiscal Agency Agreement and in Paragraph 13 of the Offered Securities will be effective, insofar as Panamanian law is concerned, to confer valid personal jurisdiction over the Republic and the Seller, as applicable, to the extent of any action referred to therein.

(xii) To ensure the legality, validity, enforceability or admissibility in evidence of the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement or any other document or instrument related to the Offered Securities, it is not necessary that the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement, the Offered Securities or any other such document or instrument be filed, registered or recorded with, or executed or notarized before, any court or other authority in the Republic (other than the translation and publication thereof), or that any registration charge or stamp or similar tax be paid on or in respect of the Terms Agreement, the Fiscal Agency Agreement, the Offered Securities, or any other such document or instrument.

(xiii) There is no tax, levy, deduction, charge or withholding imposed by the Republic or any political subdivision thereof either (A) on or by virtue of the execution, delivery, performance, recognition or enforcement of the Terms Agreement, the Fiscal Agency Agreement or the Offered Securities or (B) on any payment to be made by the Republic thereunder or under the Offered Securities.

(xiv) The statements in the Pricing Prospectus and the Prospectus under the caption “Taxation — Panamanian Taxation” fairly summarize the provisions of Panamanian tax law described therein.

(xv) Other than as set forth in the Prospectus, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings or arbitrations pending to which the Republic or the Seller is a party which, if determined adversely to the Republic or the Seller, would, individually or in the aggregate, have a material adverse effect on the Republic’s or the Seller’s financial, economic or fiscal condition or its ability to perform its obligations under the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement or the Offered Securities; and, to the best of such counsel’s knowledge after due inquiry, no such proceedings are threatened.

(xvi) The Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement and the Offered Securities are in proper legal form under the laws of the Republic for the enforcement thereof against the Republic under the law of Panama.

(xvii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, or other taxes are payable by you or on your behalf as Underwriters to the Republic or to any political subdivision or taxing authority thereof or therein by reason of your being

Underwriters in connection with (A) the sale and delivery by the Seller to or for the respective accounts of the Underwriters of the Offered Securities sold and delivered in the manner contemplated by the Terms Agreement.

In addition to the foregoing, such counsel will confirm that the Registration Statement and the Prospectus have been prepared by appropriate representatives of the Republic and its instrumentalities, including representatives of the Ministry of Planning and Economic Policy, and such counsel has participated in discussions regarding the Registration Statement and the Prospectus with such representatives, U.S. counsel for Panama and Seller, the representatives of the Underwriters and its U.S. counsel. Such counsel has been apprised of and has reviewed the disclosure requirements under applicable United States securities laws and regulations and has reviewed the Registration Statement and the Prospectus. Based on such discussions and review, and without independent investigation or verification of the correctness or completeness of the information included in the Registration Statement and the Prospectus, such counsel will advise the Underwriters that, subject to the limitations described below, nothing has come to such counsel’s attention which has caused it to believe that, as of its effective date, the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Republic prior to the date of this opinion contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of the Terms Agreement, the Prospectus or any further amendment or supplement thereto contained an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of the opinion, the Registration Statement or the Prospectus or any further amendment or supplement made by the Republic prior to the date of the opinion contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent expressly set forth in clause (xiv) above), that such counsel makes no representation that they have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid) and that such counsel does not express any opinion or belief as to the financial or statistical data contained in the Registration Statement or the Prospectus.

Annex II

Capitalized terms used in this Annex II and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Annex II is appended.

OPINION OF U.S. COUNSEL TO THE REPUBLIC AND SELLER

(i) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Republic and by the Fiscal Agent, the Fiscal Agency Agreement constitutes a valid and legally binding agreement of the Republic, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles.

(ii) No order of General Applicability and no consent, approval, or authorization of, or qualification with, any United States Federal or New York State governmental agency or body is required for the sale of the Offered Securities or the performance by the Republic and Seller of the transactions contemplated by the Terms Agreement, the Underwriting Agreement or the Fiscal Agency Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(iii) Under the laws of the State of New York, assuming the Republic and the Seller each have duly authorized, executed and delivered the Terms Agreement under Panamanian law, (A) the submission of the Republic and Seller, as applicable, pursuant to Section 12 of the Underwriting Agreement, Section 14 of the Fiscal Agency Agreement and Paragraph 13 of the Offered Securities to the non-exclusive jurisdiction of any New York State or federal court sitting in The City of New York and any court sitting in Panama for the purposes set forth in such Paragraphs and Section and (B) the appointment of the Authorized Agent (as defined in the Underwriting Agreement) as its authorized agent for the purposes described in Section 12 of the Underwriting Agreement, Section 14 of the Fiscal Agency Agreement and Paragraph 13 of the Offered Securities are each valid and legally binding on the Republic and Seller, as applicable; any service of process effected on such agent in the manner set forth in Section 12 of the Underwriting Agreement, Section 14 of the Fiscal Agency Agreement and Paragraph 13 of the Offered Securities will be effective to confer valid personal jurisdiction over the Republic and Seller, as applicable, to the extent of any action referred to therein, subject to the limitations of the Foreign Sovereign Immunities Act of 1976, as amended.

(iv) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Taxation—United States Taxation” insofar as such statements purport to describe the principal federal tax consequences of a purchase of the Offered Securities, constitute fair summaries of such consequences.

(v) The Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose instituted or threatened by the Commission.

(vi) The statements set forth in the Basic Prospectus under the caption “Debt Securities” and in the Pricing Prospectus and the Prospectus under the caption “Description of the Global Bonds”, insofar as they purport to constitute a summary of certain provisions of the Offered Securities and the Fiscal Agency Agreement, provide a fair summary of such provisions.

In addition, United States counsel to Panama shall have furnished to the Underwriters a letter confirming that as United States counsel to Panama, such counsel reviewed the Registration Statement and the Prospectus, as then amended or supplemented, participated in discussions with representatives of the Underwriters and those of the Republic and its Panamanian counsel, and advised the Republic as to the requirements of the Act and the applicable rules and regulations thereunder; confirming that on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, in their opinion, the Registration Statement, and the Prospectus, as then amended or supplemented, as of the effective date of the Registration Statement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that the Registration Statement, as then amended or supplemented, as of such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Prospectus, as then amended or supplemented, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus except to the extent of the opinion separately rendered by such counsel with respect to statements made under the captions “Debt Securities” in the Basic Prospectus as then amended or supplemented and in the Pricing Prospectus and the Prospectus under the captions “Description of the Global Bonds” and “Taxation—United States Taxation”; that such counsel do not express any opinion or belief as to the financial statements and related schedules or other financial or statistical data; that such counsel do not express an opinion or belief as to the laws of the Republic or as to information supplied by or on behalf of the Underwriters in writing expressly for use therein; and that their letter is furnished as United States counsel for Panama to you and is solely for the benefit of the Underwriters.

Annex III

REPUBLIC OF PANAMA

Certificate Pursuant to Section 8(i)

of the Underwriting Agreement

I,                                 , the [Minister/Vice-Minister] of Economy and Finance of the Republic of Panama (the “Republic” or “Panama”), pursuant to Section 8(i) of the Underwriting Agreement (“Underwriting Agreement”), which forms a part of the Terms Agreement, dated                      (the “Terms Agreement”), among                                      (the “Underwriter”), Banco Nacional de Panama (the “Seller”), acting not in its individual capacity but solely as trustee of the Fondo Fiduciario para el Desarrollo, a trust fund formed and existing under the laws of Panama, and the Republic, hereby certify that:

As of their respective effective dates, the Republic’s registration statements under Schedule B of the United States Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on                         [, as amended by Amendment No.         thereto filed on               , and on                         , as amended by Post Effective Amendment No.          filed on                             ] (such registrations statements being collectively referred to as the “Registration Statement”) and any further amendment thereto made by the Republic did not contain an untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading; as of the Time of Sale, the Time of Sale Information and any further amendment thereto made by the Republic did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; as of its date, the Basic Prospectus and any further amendment or supplement thereto made by the Republic, as of their respective dates, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; all statistical information in the Registration Statement, the Time of Sale Information and the Basic Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public, official documents of Panama or statements of Public Officials of Panama authorized to make such statements; and as of the date hereof, neither the Registration Statement, the Time of Sale Information or the Basic Prospectus or any further amendment or supplement thereto made by the Republic contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement, the Time of Sale Information or the Basic Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Panama in writing by the

Underwriter expressly for use in the Registration Statement, the Time of Sale Information or the Basic Prospectus or any amendment or supplement thereto.

All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Terms Agreement.